UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2019

INDUSTRIAL SERVICES OF AMERICA, INC.

(Exact name of registrant as specified in its Charter)

Florida	0-20979	59-0712746
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7100 Grade Lane, Louisville, Kentucky	40213
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code:  (502) 366-3452

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common, $0.0033 par value	IDSA	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 5.08  Shareholder Director Nominations.

The information below under Item 8.01 of this Form 8-K is incorporated by reference into this Item 5.08, to the extent applicable.

Item 8.01 Other Events.

The Board of Directors of Industrial Services of America, Inc. (the “Company”) has established November 20, 2019 as the date of the Company’s 2019 Annual Meeting of Shareholders (the “2019 Annual Meeting”).  The record date for the 2019 Annual Meeting, for purposes of determining who is entitled to receive notice of and to vote at the 2019 Annual Meeting, shall be October 15, 2019.  The meeting and the record date are both subject to change at the discretion of the Board of Directors. Any such change in either the meeting or record date will be filed with the U.S. Securities and Exchange Commission (“SEC”) as an amended Form 8-K.

Because the date of the 2019 Annual Meeting is more than 30 days after the anniversary date of the Company’s 2018 Annual Meeting of Shareholders (the “2018 Annual Meeting”), a new submission deadline has been set for any shareholder proposal submitted pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 intended to be included in the Company’s 2019 proxy statement.  The new deadline for the submission of proposals to be included in the proxy statement for the 2019 Annual Meeting is October 17, 2019. Proposals of shareholders pursuant to Rule 14a-8 must comply with the applicable rules of the SEC and the Company may exclude any proposal from its proxy materials if the proposal does not comply with these rules or be received on or before October 17, 2019.

With respect to any shareholder proposal not submitted pursuant to Rule 14a-8 or with respect to the nomination of an individual to the Board of Directors, the Company’s Bylaws set forth when a shareholder must provide notice to the Company of any proposal intended to be presented at, but not included in the proxy materials for, the 2019 Annual Meeting. Because the date of the 2019 Annual Meeting is more than 60 days after the anniversary date of the 2018 Annual Meeting and due to the timing of the 2019 Annual Meeting of Shareholders, any shareholder proposal not submitted pursuant to Rule 14a-8 or director nomination by a shareholder must be submitted no later than the tenth day following the day on which public disclosure of the 2019 Annual Meeting Date is made. Accordingly, the new deadline for the submission of proposals not made pursuant to Rule 14a-8 or shareholder director nominations, is October 17, 2019, which is the tenth day after the date this Form 8-K was filed. Proposals of shareholders not made pursuant to Rule 14a-8 or shareholder director nominations must comply with the Company’s Bylaws. Any proposal or nomination not complying with the Company’s Bylaws will not be considered to be properly brought before the meeting and will not be acted upon at the meeting.

A copy of the Company’s Bylaws describing the requirements for submitting a shareholder proposal or director nomination has been filed as Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, filed on March 13, 2019, or may be obtained by contacting the Company’s Secretary at the address below. All shareholder proposals or shareholder director nominations should be addressed to Secretary, Industrial Services of America, Inc., 7100 Grade Lane, Louisville, Kentucky 40213.

Important Information for Shareholders

Communications in this Current Report on Form 8-K do not constitute a solicitation of any vote or approval. In connection with the Company’s sale of the Assets and the Plan of Dissolution (as defined in the Company’s Current Report on Form 8-K as filed with the SEC on August 19, 2019), the Company will be filing documents with the SEC, including a proxy statement.  Before making any voting decision, Company shareholders are urged to read carefully the proxy statement and any other relevant documents filed by the Company with the SEC when they become available because they will contain important information about the sale of the Assets and the Plan of Dissolution.  You may obtain copies of all documents we file with the SEC, free of charge, at the SEC’s website (www.sec.gov), on the Company’s website (http://www.isa-inc.com/) under “Investors,” or by sending a written request to the Company at Industrial Services of America, Inc., 7100 Grade Lane, Louisville, Kentucky 40213, Attn: Todd Phillips.

The Company and its directors and executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the sale of the Assets and the Plan of Dissolution.  You can find information about the Company’s directors and executive officers in the Company’s annual report on Form 10-K, as amended, for the year ended December 31, 2018. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available. You can obtain free copies of these documents from the Company using the contact information above.

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SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL SERVICES OF AMERICA, INC.

Date:	October 7, 2019	By:	/s/ Todd L. Phillips
Todd L. Phillips
President, Chief Executive Officer and Chief Financial Officer